LIMITED POWER OF ATTORNEY

	Know all men by these presents, that I,

Robert J. King, Jr., the undersigned, of 5 Daisy Lane (address), City of

Pepper Pike, County of Cuyahoga, State of Ohio, hereby make, constitute and appoint each of Gary L. Smith, Mary J. Schroeder and Nicholas C.
Conrad,
each of The Andersons, Inc., 480 W. Dussel Drive, Maumee, Ohio,
43537 my
true and lawful limited attorney-in-fact for me and in my name, place and stead giving severally unto said Gary L. Smith, Mary J.
Schroeder, and
Nicholas C. Conrad full power individually to execute and to file with the
Securities and Exchange Commission ("SEC") as my limited attorney-in-fact, any and all SEC Forms 3, 4, 5 or 144 required to be filed under the
Securities Act of 1933 or the Securities Exchange Act of
1934, each as
amended, in connection with my beneficial ownership of equity securities of
The Andersons, Inc. for the calendar years 2006 and 2007.

	   The
rights, powers, and authority of each limited attorney-in-fact herein granted shall commence and be in full force and effect as of the date hereof; and such rights, powers, and authority shall remain in full force and effect thereafter through and including
January 7, 2008.


	IN
WITNESS WHEREOF, the undersigned has
executed this Limited Power of
Attorney as of this ___16th__ day of
_December___, __2005_____.



									   __Robert J.
King, Jr.______
						Name




STATE OF
Ohio   )
		)ss
COUNTY OF
Lucas	)

	On this __16th_____
day of _December___, ____2005______,
before me a notary public in and for
said state, personally appeared
_Robert J. King, Jr._, to me personally
known, who being duly
sworn,acknowledged that he/she had executed the foregoing instrument for purposes therein mentioned and set forth.




__Cathy L. Redford_______
						Notary Public


My Commission Expires:

___04/10/2009______